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                     ADVANCED SWITCHING COMMUNICATIONS, INC.

                       1999 NONQUALIFIED STOCK OPTION PLAN

A.       PURPOSE AND SCOPE

         The purposes of this Plan are to encourage stock ownership by key employees of the Advanced Switching Communications, Inc. (herein called the "Company") and other third parties who provide valuable services to the Company, to provide an incentive for such persons to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining key personnel through the grant of Options to purchase shares of the Company's common stock.

B.       DEFINITIONS

         Unless otherwise required by the context:

         1.       "Board" shall mean the Board of Directors of the Company.

         2. "Committee" shall mean the Stock Option Plan Committee, which is appointed by the Board, and which shall be composed of three members of the Board.

         3. "Company" shall mean Advanced Switching Communications, Inc., a Delaware corporation.

         4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         5. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

         6. "Exercise Price" shall mean the purchase price for Stock under an Option, as determined in Section F below.

         7. "Participant" shall mean an employee or a key personnel associated with the Company, or to whom an Option is granted under the Plan.

         8. "Plan" shall mean this Advanced Switching Communications, Inc. Nonqualified Stock Option Plan.

         9.       "Stock" shall mean the common stock of the Company, par value
            $0.005.


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         10.      "Vesting Event" shall mean (i) such event as may be determined by the Committee, upon the occurrence of which, an Option will automatically vest, all upon such terms and conditions as may be provided for by the Committee, and (ii) the liquidation or dissolution of the Company.

C.       STOCK TO BE OPTIONED

         Subject to the provisions of Section L of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 4,498,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

D.       ADMINISTRATION

         The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees, officers, and directors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

E.       ELIGIBILITY

         The Board, upon recommendation of the Committee, may grant Options to any key personnel (including a director or an officer) of the Company. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions.

F.       EXERCISE PRICE

         The Board of Directors of Company shall determine the purchase price for Stock under each Option at the time the Option is granted.

G.       TERMS AND CONDITIONS OF OPTIONS

         Options granted to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation of the


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         Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

         1. Stockholder's Agreement. The Board will include in any Option granted under the Plan a condition that a Participant will purchase any shares pursuant to the Plan subject to the terms of the Company's Stockholders' Agreement and as hereinafter may be amended. The Board will also require that the Participant sign said Stockholders' Agreement prior to the exercise of any option and issuance of any shares.

         2. Employment/Service Agreement. The Board, may in its discretion, include in any Option granted under the Plan a condition that the Participant, if the Participant is an employee of the Company, shall agree to remain the employ of, and to render services to, the Company for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time. The Board, may also in its discretion, include in any Option granted under the Plan a condition that the Participant, if the Participant is a third party Board member or a Board advisor of the Company, shall agree to render services to the Company for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company, however, any obligation to employ the Participant's services for any period of time.

         3. Time and Method of Payment. The Exercise Price shall be paid in full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Exercise Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         4. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

         5. Option Period and limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

H.       TERMINATION OF EMPLOYMENT


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         Except as provided in Section I below, if a Participant is an employee of the Company and ceases to be employed by the Company or if Participant is not an employee but is an officer or director and ceases to be an officer or director, his or her Options shall terminate immediately; provided, however, that if a Participant's cessation of employment with the Company is due to his retirement with the consent of the Company, the Participant may, at any time within three months after such cessation of employment, exercise his Options to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any Option be exercisable more than ten years from the date it was granted. The Committee may cancel an Option during the three-month period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

         Notwithstanding the foregoing, in the event the Participant is an employee of the Company and, within twelve (12) months following a Change in Control, either (i) is terminated other than With Cause or
         (ii) terminates for a Good Reason, as defined hereinafter, then all Options granted to such Participant under the Plan as of the date of the Change of Control shall immediately vest. Provided, however, that in order to obtain the rights described in this paragraph with respect to a termination for a Good Reason, the Participant shall provide the notice required below following the occurrence of the Change of Control. With Cause, shall have the same meaning as set forth in the written employment agreement of such Participant. Good Reason shall have the same meaning as defined below.

         "Change of Control" shall mean the acquisition by a person (other than a person or group of persons that beneficially own an equity interest in Company on the date hereof, or any person controlled thereby), of more than 50% control of the voting securities (which shall include any securities entitled to vote as if such securities were common shares of Company) of Company as a result of a sale of voting securities after the date hereof by the persons who, on the date hereof, have a beneficial interest in such voting securities (other than as a result of a public offering by Company), or (ii) the approval by the shareholders of Company of a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Company (other than a merger (A) in which Company is the surviving Company, or (B) which involves only a change in Company's state of incorporation).

         If Participant terminates his or her employment for Good Reason (as defined below), he or she shall upon written notice to Company within ninety (90) days after Participant knows or has reason to know of the occurrence of any event which would constitute Good Reason, and Participant's notice shall specify in reasonable detail the event which would constitute Good Reason. In the event the Good Reason is for events or circumstances described in items (a) or (b) of the next paragraph below, Company shall have thirty (30) days following receipt of


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         such written notice from Participant to effect a cure of the circumstance constituting Good Reason, and, upon cure thereof by Company (which cure shall be retroactive with respect to any monetary matter), such event shall no longer constitute Good Reason.

         Good Reason shall mean the following: (a) the assignment to Participant of any duties inconsistent in any material respect with Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities prior to the Change in Control; (b) any change in the location of the performance of such duties, such that Participant is required to travel or commute a substantially greater distance than he does prior to the change; (c) establishment of a base salary for Participant which is less than eighty percent (80%) of the amount paid to Participant prior to the Change in Control, or failure to pay base salary other than an isolated, inadvertent or insubstantial failure, not occurring in bad faith; or (d) any purported termination of Participant's employment by Company in material breach of a written employment agreement between the Company and Participant.

I.       RIGHTS IN EVENT OF DEATH

         If a Participant dies while employed by the Company or within three months after having retired with the consent of the Company and without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his death; provided, however, that in no event shall the Options be exercisable more than ten years from the date they were granted.

J.       NO OBLIGATIONS TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

K.       NONASSIGNABILITY

         Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

L.       EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

         The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or


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         consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company Upon the occurrence of a Vesting Event, all Options outstanding under the Plan shall fully vest immediately and become exercisable immediately following a Vesting Event.

M.       AMENDMENT AND TERMINATION

         The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

N.       AGREEMENT AND REPRESENTATION OF EMPLOYEE

         As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1993 or any applicable law, regulation, or rule of any governmental agency.

O.       RESERVATION OF SHARES OF STOCK

         The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

P.       EFFECTIVE DATE OF PLAN

         The Plan shall be effective from the date that the Plan is approved by the Board.